UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________________
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Exicure, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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________________________________
Exicure, Inc.
2430 N. Halsted Street
Chicago, Illinois 60614

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 1, 2021
________________________________
To the stockholders of Exicure, Inc.:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Exicure, Inc., a Delaware corporation (the “Company”), which, due to ongoing public health concerns regarding the COVID-19 pandemic, will be held virtually and exclusively online via live audio-only webcast on Tuesday, June 1, 2021, at 1:00 p.m., Central Time for the following purposes:
1.To elect the three (3) nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
You will be able to attend the Annual Meeting online, submit your questions during the Annual Meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/XCUR2021. Because the Annual Meeting is being conducted electronically, you will not be able to attend the Annual Meeting in person.
The record date for the Annual Meeting is April 7, 2021. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournments or postponements thereof. To participate in and vote at the Annual Meeting, stockholders will need the unique 16-digit control number (printed in the box marked by the arrow) in their Notice of Internet Availability of Proxy Materials or proxy card (if you requested a printed copy of the proxy materials).
Your vote is very important. Whether or not you attend the Annual Meeting virtually, it is important that your shares be represented. You may vote your proxy by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the Proxy Statement. If you participate virtually in the Annual Meeting, you may vote at that time, even if you previously submitted your vote. Even if you plan to participate in the Annual Meeting, we urge you to vote as soon as possible over the Internet, by telephone or by mail as described in the Proxy Statement.

By Order of the Board of Directors,
____________________________
David A. Giljohann, Ph.D.
Chief Executive Officer, Interim Principal Financial Officer, Corporate Secretary and Director

Chicago, Illinois
April 22, 2021

________________________________
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2021
________________________________

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES
Why am I receiving these materials?
We are providing you with these proxy materials because the Board of Directors (the “Board of Directors” or “Board”) of Exicure, Inc. (“Exicure,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof. The Annual Meeting will be held on Tuesday, June 1, 2021, at 1:00 p.m., Central Time virtually and exclusively online via live audio-only webcast at www.virtualshareholdermeeting.com/XCUR2021.
In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 22, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
Why are you holding a virtual Annual Meeting?
Due to ongoing public health concerns regarding the COVID-19 pandemic and to support the health and well-being of our stockholders, the Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board or management. Just as we did during our in-person meetings and last year’s annual meeting, during the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.
Will I receive any other materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after May 2, 2021.
How do I attend the Annual Meeting?
You cannot attend the Annual Meeting physically. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/XCUR2021, where you will be able to listen to the Annual Meeting live, submit questions and vote online.

The Annual Meeting will start at 1:00 p.m. Central Time on June 1, 2021. We encourage you to access the Annual Meeting prior to the start time to allow time for online check-in. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. If you experience technical difficulties during the Annual Meeting, you should call the technical support phone number provided when you log in to the Annual Meeting.
In order to enter the Annual Meeting virtually, you will need the unique 16-digit control number, which is included in the Notice or on your proxy card if you are a stockholder of record of the shares, or included with your voting instruction card and voting instructions received from your broker, bank, trustee, or nominee if you are the beneficial owner of the shares held in “street name.”
What if I cannot virtually attend the Annual Meeting?
You may vote your shares electronically before the meeting by Internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting audio-only webcast to vote if you submitted your vote via proxy, by Internet or by telephone in advance of the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 7, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 87,993,598 shares of common stock outstanding that will be entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 7, 2021, your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote electronically over the Internet during the Annual Meeting or vote by proxy. Even if you plan to attend the virtual Annual Meeting, we urge you to submit your proxy in advance on the Internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice, to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on April 7, 2021, your shares are held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the proxy materials and proxy card are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.
You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically over the Internet at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I being asked to vote on?
There are two matters scheduled for a vote:
•Proposal 1: Election of three Class I directors to hold office until the 2024 Annual Meeting of Stockholders; and
•Proposal 2: Ratification of the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

What is our voting recommendation?
Our Board of Directors recommends that you vote your shares:
•“FOR” the election of each of the named nominees; and
•“FOR” the ratification of the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Will other matters be voted on at the Annual Meeting?
Our Board of Directors knows of no matters to be presented for consideration at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Can I elect to receive electronic delivery of the Company’s proxy materials?
In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting. The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of April 7, 2021, you may vote by Internet before or during the Annual Meeting. You may also vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote electronically at the Annual Meeting if you have already voted by proxy. You may vote as follows:
•To vote through the Internet before the Annual Meeting, please visit www.proxyvote.com and follow the instructions provided on the Notice or the proxy card. You will be asked to provide the control number from the Notice and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 30, 2021 to be counted.
•To vote through the Internet during the Annual Meeting, please visit www.virtualshareholdermeeting.com/XCUR2021 and have available the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on May 30, 2021 to be counted.
•To vote by mail, request a paper copy of the proxy materials by following the instructions on the Notice and complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote electronically at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the Notice, or contact your broker, bank or other agent.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote: by telephone, through the Internet, by requesting and returning a printed proxy card or by submitting a ballot electronically during the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 7, 2021.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the printed proxy card that may be delivered to you or voting electronically at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all three nominees for director and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposal 1 is considered a non-routine matter under the applicable rules. If you do not give your broker specific instructions, the broker may not vote your shares on Proposal 1 and therefore there may be broker non-votes on Proposal 1. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1 to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against,” and abstentions. Broker non-votes and abstentions on Proposal 1 will have no effect and will not be counted towards the vote total for the proposal. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and we, therefore, expect broker non-votes to exist in connection with Proposal 1.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of directors	Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most “FOR” votes will be elected as directors; withheld votes will have no effect	No effect	No effect
2	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	“FOR” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the subject matter	Against	Not applicable (1)

(1)	This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

•You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Exicure, Inc., 2430 N. Halsted Street, Chicago, Illinois 60614.
•You may attend the Annual Meeting virtually and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What is the quorum requirement?
A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, in person, by remove communication or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On April 7, 2021, there were 87,993,598 shares of common stock outstanding and entitled to vote. Thus, the holders of 43,996,800 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or other agent) or if you virtually attend the Annual Meeting and vote by Internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/XCUR2021. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person, by remote communication or represented by proxy may adjourn the meeting to another date.
Who will serve as inspector of elections?
A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of elections.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to the Notice and the proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the notice and any other proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each Notice to ensure that all of your shares are voted.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), certain stockholder proposals may be eligible for inclusion in our 2022 proxy statement. Any such proposal must be submitted in writing by December 31, 2021, to our Corporate Secretary, c/o Exicure, Inc., at 2430 N. Halsted Street, Chicago, Illinois 60614. If we change the date of our 2022 Annual Meeting of Stockholders by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that if you wish to submit a proposal that is not to be included in the proxy statement for our 2022 Annual Meeting of Stockholders or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Corporate Secretary, c/o Exicure, Inc., at 2430 N. Halsted Street, Chicago, Illinois 60614, no earlier than February 1, 2022 (120 days prior to the first anniversary of our 2021 Annual Meeting of Stockholders) and no later than the close of business on March 3, 2022 (90 days prior to the first anniversary of our 2021 Annual Meeting of Stockholders), which notice must contain the information specified in our bylaws. If we change the date of our 2022 Annual Meeting of Stockholders by more than 30 days before, or more than 60 days after, the one-year anniversary of the 2021 Annual Meeting of Stockholders, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the 90th day prior to our 2022 Annual Meeting of Stockholders or, if later, the 10th day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2022 Annual Meeting of Stockholders does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Proxy Statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Any vacancies on our Board of Directors resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected to fill a vacancy shall hold office for the remainder of the unexpired term in which the vacancy occurred or newly created directorship was created and until such director’s successor shall have been elected and qualified.
Our Board of Directors presently has ten directors; however, following this Annual Meeting, our Board of Directors will consist of eight directors. In March 2021, one of our Class I directors, Dr. David Walt, notified our Board of his intention to resign when his term expires at this Annual Meeting and therefore, he is not included as a nominee for election as a Class I director at this Annual Meeting. On April 19, 2021, one of our Class III directors, Dr. Chad Mirkin, notified our Board of his intention to resign effective April 30, 2021.
There are three Class I directors standing for re-election, which is the class of directors whose term of office expires in 2021. Each of the nominees listed below is a current director, among which Dr. Giljohann was previously elected by our stockholders, and Dr. Garofalo and Mr. Sassine were each respectively appointed to the Board of Directors by the Board of Directors in March 2021 to fill vacancies on the Board. If elected at the Annual Meeting, each of these nominees would serve until the 2024 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. All of the nine then-current directors attended the 2020 Annual Meeting of Stockholders by teleconference.
Vote Required
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the three nominees receiving the highest number of affirmative votes will be elected as Class I directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Proxies cannot be voted for a greater number of persons than the three nominees named in this Proxy Statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such nominee will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee and nominated by the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Director Nominees and Continuing Directors
The following is a brief biography of each nominee for director and each director whose term of office will continue after the Annual Meeting, and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.
Nominees for Election as a Class I Director for a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders

Name	Position	Age
David A. Giljohann, Ph.D.	Chief Executive Officer, Interim Principal Financial Officer and Director	40
Elizabeth Garofalo, M.D.	Director	64
Andrew Sassine	Director	56

David A. Giljohann, Ph.D. has served as our Chief Executive Officer since November 2013 and as a member of our Board of Directors since March 2014. Dr. Giljohann was our founding scientist in 2011, served as our principal scientist from 2011 until June 2012, and served as our Chief Operating Officer from July 2012 to October 2013. Prior to joining us, Dr. Giljohann was the founding scientist of AuraSense, LLC, our largest stockholder, in 2009. Dr. Giljohann completed his Ph.D. in the laboratory of Dr. Mirkin where he developed oligonucleotide-modified nanoparticles, including NanoFlare™ and Spherical Nucleic Acid (SNA™) technologies. Dr. Giljohann was named to the Endpoint News’ “Under 40s” biopharma executives list in 2018 and the Analytical Scientist’s “Top 40 Under 40 Power List” in 2014. Dr. Giljohann has also been recognized for his work with a Materials Research Society Gold Award, Baxter Innovation Award, Rappaport Award for Research Excellence, NSEC Outstanding Research Award, and as a finalist in the National Inventors Hall of Fame Collegiate Inventors Competition. Dr. Giljohann received his B.A. in Biology and Ph.D. in Biochemistry from Northwestern University. Our Board believes that Dr. Giljohann’s experience in biotechnology research and development qualify him to serve on the Board.
Elizabeth Garofalo, M.D. has served as a member of our Board of Directors since March 2021. Dr. Garofalo has served as the Principal for EAG Pharma Consulting LLC since April 2016. She has also served on the board of directors of Acadia Pharmaceuticals, Inc. since September 2020. Prior to 2016, Dr. Garofalo served in numerous leadership roles including as Senior Vice President and Co-Head of the Novartis Neuroscience Franchise between 2010 and 2013, Senior Vice President and Global Head of Clinical Development between 2013 and 2016, member of the Novartis Global Development Leadership Team from 2010 until 2016. She was Chair of the Novartis Portfolio Stewardship Board from 2013 until 2015. She also served as Vice President and Head of the Neuroscience Therapy Area at Astellas from 2009 to 2010. Dr. Garofalo currently serves on the board for the Institute for Advanced Clinical Trials in Children and is the Chair of the Business Advisory Board for the Epilepsy Foundation of America. She earned her M.D. from the Indiana University School of Medicine where she completed her Pediatric Residency. She completed fellowships in Pediatric Neurology and Epilepsy at the University of Michigan Medical School. Our Board believes that Dr. Garofalo’s experience in biotechnology and pharmaceutical industries qualify her to serve on the Board.
Andrew Sassine has served as a member of our Board of Directors since March 2021. Mr. Sassine has served as the Chief Financial Officer at Arcturus Therapeutics since January 2019 and on the board of directors of Arcturus Therapeutics since May 2018. He has also served on the board of directors of ICAD Inc. since December 2015. Prior to that, Mr. Sassine served in various positions at Fidelity Investments from 1999 to 2012, including, most recently as Portfolio Manager. Between 2005 and 2011, he managed the Fidelity Small Cap Stock Fund, the Fidelity International Small Cap Opportunities Fund and the Fidelity Advisor International Small Cap Opportunities Fund. Mr. Sassine joined Fidelity as a high yield research analyst, covering the Telecommunications, Satellite, Technology, Defense and Aerospace, and Restaurant Industries and in 2001, joined the international group as a research analyst covering small and mid-cap international stocks. Mr. Sassine has been a member of the Henry B. Tippie College of Business, University of Iowa Board of Advisors from 2009 to 2018. Mr. Sassine earned a Bachelor of Arts degree at the University of Iowa in 1987 and an MBA from the Wharton School at the University of Pennsylvania in 1993. Our Board believes that Mr. Sassine’s experience working with and investing in companies in the life sciences industry qualifies him to serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Class II Directors Continuing in Office until the 2022 Annual Meeting of Stockholders

Name	Position	Age
Bali Muralidhar M.D., Ph.D.	Director	41
James Sulat	Director	70
Timothy P. Walbert	Chairman	54
Bali Muralidhar, M.D., Ph.D. has served as a member of our Board of Directors since August 2019. Dr. Muralidhar has served as partner at Abingworth LLP, an international investment group dedicated to life sciences, since March 2019. Prior to joining Abingworth, Dr. Muralidhar was a senior partner at MVM Partners LLP from November 2012 to March 2019. Prior to MVM, he was a member of Bain Capital LP’s leverage buyout team, focusing on healthcare from April 2011 to November 2012. Dr. Muralidhar currently serves on the board of directors of Spruce Biosciences, Inc. a biotechnology company traded on the Nasdaq Global Select Market and NuCana PLC, a biotechnology company traded on the Nasdaq Stock Market. He previously served on the supervisory board of Valneva SE, a French biotechnology company traded on the Vienna Stock Exchange and on the board of directors of Wilson Therapeutics AB, a Swedish biopharmaceutical company traded on the Nasdaq Stockholm. Dr. Muralidhar earned a degree in clinical medicine from the University of Oxford and has a Ph.D. in translational cancer research from the MRC Cancer Cell Unit, University of Cambridge. Our Board believes that Dr. Muralidhar’s experience working with and investing in companies in the life sciences industry qualifies him to serve on the Board.
James Sulat has served as a member of our Board of Directors since December 2020. He has also served as a member of the board of directors of AMAG Pharmaceuticals, Inc. from April 2014 to November 2020. From 2009 to 2013, Mr. Sulat served as Chief Executive Officer and Chief Financial Officer of Maxygen, Inc., a public biopharmaceutical company, and was a member of Maxygen’s board of directors from 2003 to 2013. From 2005 until 2008, Mr. Sulat served in several roles of increasing responsibility at Memory Pharmaceuticals Corp., including as its President and Chief Executive Officer from 2005 to 2008, as its Chief Financial Officer during 2008, and as a member of its board of directors from 2005 to 2009. Mr. Sulat has served on the board of directors of Arch Therapeutics, Inc., a public medical device company, since August 2015. Mr. Sulat served as the chairman of the board of directors for Momenta Pharmaceuticals, Inc., a public biotechnology company, and as a member of its audit committee and its nominating and corporate governance committee from 2008 to July 2019. Since 2005, Mr. Sulat has served on the supervisory board of Intercell AG and, its successor company, Valneva SE, a public European biotechnology company, and currently serves on its audit committee and nominating and compensation committee. Mr. Sulat served on the board of directors of Diadexus, Inc., a public diagnostics company, from January 2015 to June 2016, and on the board of directors for Tolero Pharmaceuticals, Inc., a private biopharmaceutical company, from April 2015 to January 2017, until it was acquired by Sumitomo Dainippon Pharma Co., Ltd. Mr. Sulat received his B.S. in Administrative Sciences from Yale University. He received his M.B.A. and his M.S. in Health Services Administration from Stanford University. Our Board believes Mr. Sulat’s experience in the pharmaceutical industry, expertise in corporate finance and public company board experience qualifies him to serve on the Board.
Timothy P. Walbert has served as a member of our Board of Directors since July 2019 and Chairman of our Board of Directors since April 2020. Mr. Walbert is the president, chief executive officer and director of Horizon Therapeutics plc, a position he has held since June 2008, and has served as chairman of its board of directors since March 2010. From May 2007 to June 2009, Mr. Walbert served as president, chief executive officer and director of IDM Pharma, Inc., a public biopharmaceutical company that was acquired by Takeda America Holdings, Inc. in June 2009. Prior to that, Mr. Walbert served as executive vice president, commercial operations of NeoPharm, Inc., a public biopharmaceutical company. From 2001 to 2005, he served as divisional vice president and general manager, immunology, where he led the global development and launch of the multi-indication biologic HUMIRA and divisional vice president, global cardiovascular strategy at Abbott Laboratories, now AbbVie Inc. Mr. Walbert is a member of the board of directors of Aurinia Pharmaceuticals Inc. He previously served on the board of directors of Sucampo Pharmaceuticals, Inc. from October 2015 to March 2018, Raptor Pharmaceutical Corp. from 2010 to 2014, XOMA Corporation from 2011 to 2017, Egalet Corporation from 2016 to 2020 and Assertio Therapeutics, Inc. from 2019 to 2020. Mr. Walbert is co-chairman of the board of MATTER and serves on the board of directors of the Illinois Biotechnology Innovation Organization, the Biotechnology Innovation Organization and the Greater Chicago Arthritis Foundation. He is a member of the National Organization for Rare Disorders Advisory Board and serves on the Board of Trustees of Muhlenberg College. Mr. Walbert received his bachelor of arts degree in business from

Muhlenberg College. Our Board believes that Mr. Walbert’s experience in senior management and board positions with companies in the biotechnology and biopharmaceutical industries qualify him to serve on the Board.
Class III Directors Continuing in Office until the 2023 Annual Meeting of Stockholders

Name	Position	Age
Bosun Hau	Director	42
Jeffrey L. Cleland, Ph.D.	Director	56
Bosun Hau has served as a member of our Board of Directors since August 2019. Since April 2019, he has served as a Managing Director and Co-Head of Private Investments at Tybourne Capital Management (HK) LTD., a Hong Kong based global public and private equity investment management firm. From October 2015 to April 2019, Mr. Hau served as a Managing Director and Partner at Sailing Capital (HK) LTD., a Hong Kong and Shanghai based global private equity firm. From August 2009 to October 2015, Mr. Hau served as a Partner of MVM Partners LLP, a Boston and London based healthcare investment firm. From 2008 to 2009, Mr. Hau served as a management consultant with McKinsey & Company LP in Southeast Asia and as an early stage biotechnology investor with S.R. One Ltd, GlaxoSmithKline’s corporate venture group. From July 2004 to August 2007, Mr. Hau served as an equity research analyst covering the medical device and pharmaceutical industries for JP Morgan Securities, Inc. and Prudential Securities, Inc. Mr. Hau started his career in sales and marketing at Eli Lilly & Company. Mr. Hau also served on the board of directors of Bicycle Therapeutics plc and is a board overseer of Beth Israel Deaconess Medical Center in Boston, a major teaching hospital of Harvard Medical School. Mr. Hau served as a director of Evolus, Inc., from February 2018 until April 2020, and of Cellular Biomedicine Group, Inc., from February 2018 until May 2019. Mr. Hau received a B.S. in Molecular and Cellular Biology, a B.S.H.S. in Physiological Sciences and a B.A. in Psychology from the University of Arizona, an M.Sc. in Biotechnology from Johns Hopkins University and an M.B.A. in Finance and Health Management from the Wharton School at the University of Pennsylvania. Our Board believes that Mr. Hau’s experience in corporate management as well as his experience as an early stage biotechnology investor qualify him to serve on the Board.
Jeffrey L. Cleland, Ph.D. has served as a member of our Board of Directors since July 2019. Dr. Cleland is the co-founder, chairman, chief executive officer and president of Ashvattha Therapeutics, Inc., and co-founder and executive chairman of Orpheris, Inc., a wholly owned subsidiary of Ashvattha, a position he has held since July 2015. He currently serves as a director of ImmunSys, Inc., and Zylem, Inc. He previously served as the chief executive officer, president and director of Graybug Vision, Inc. from May 2016 to September 2018, and as interim chief executive officer of GrayBug, Inc. from May 2015 to May 2016. Dr. Cleland co-founded Versartis, Inc. in 2008 and served as its chief executive officer and president from May 2009 to May 2015. Dr. Cleland also founded and served as a chief executive officer and director for Diartis Pharmaceuticals, Inc. from December 2010 to March 2013. Dr. Cleland also acted as an adjunct assistant professor at University of the Pacific, University of Kansas and University of Colorado. He holds a B.S. in Chemical Engineering from the University of California, Davis and a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology. Our Board believes that Dr. Cleland’s experience in drug development and as a director and executive at various biopharmaceutical companies qualify him to serve on the Board.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since our inception in 2011. Representatives of KPMG LLP are expected to participate virtually in the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.
Vote Required
The affirmative vote of the holders of a majority of the shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.
Independent Registered Public Accounting Firm Fees and Services
The following table sets forth the aggregate fees billed to us for the years ended December 31, 2020 and 2019 by KPMG LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2020	2019
Audit Fees(1)	$482,000	$464,000
Audit-Related Fees(2)	160,000	243,000
Total Fees	$642,000	$707,000

(1)	Audit fees for the fiscal years ended December 31, 2020 and 2019 consist of fees for professional services rendered in connection with the audit of our annual financial statements and review of our quarterly financial statements.
(2)	Audit-related fees for the fiscal years ended December 31, 2020 and 2019 consist principally of fees for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements and fees related to assistance with registration statements filed with the SEC.
    All fees described above were pre-approved by the Audit Committee of the Board of Directors.
Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm, KPMG LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee will review both audit and non-audit services performed by KPMG LLP and the fees charged for such services on at least an annual basis. Among other things, the Audit Committee will review non-audit services proposed to be provided by KPMG LLP and pre-approve such services only if they are compatible with maintaining KPMG LLP’s status as an independent registered public accounting firm. All services provided by KPMG LLP in 2020 and 2019 were pre-approved by our Audit Committee after review of each of the services proposed for approval.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2021 by: (i) each of our directors and nominees for director; (ii) each of our named executive officers named in the 2020 Summary Compensation Table below; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2021 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Percentage ownership calculations are based on 87,993,598 shares outstanding as of March 31, 2021, adjusted as required by rules promulgated by the SEC.
This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D, 13F and 13G filed with the SEC. Except as otherwise noted below, the address for each executive officer and director listed in the table is c/o Exicure, Inc., 2430 N. Halsted Street, Chicago, Illinois 60614.

	Beneficial Ownership
Beneficial Owner Greater than 5% Stockholders	Number of Shares Beneficially Owned (#)	Percentage of Common Stock Beneficially Owned (%)
AuraSense, LLC (1)	11,257,629	12.8%
Tybourne Capital Management (HK) Limited (2)	7,340,000	8.3%
Abingworth Bioventures VII LP (3)	6,977,000	7.9%
Gates Frontier, LLC (4)	6,333,322	7.2%
Directors and Named Executive Officers
Jeffrey L. Cleland, Ph.D. (5)	46,398	*
Douglas Feltner, M.D. (5)	100,000	*
Elizabeth Garofalo, M.D. (5)	5,555	*
David A. Giljohann, Ph.D. (6)	2,129,051	2.4%
Bosun Hau (5)	45,193	*
Chad A. Mirkin, Ph.D. (7)	11,494,133	13.0%
Bali Muralidhar, M.D., Ph.D. (8)	7,022,193	8.0%
Andrew Sassine (9)	205,555	*
Matthias Schroff, Ph.D. (5)	265,937	*
James Sulat (5)	4,820	*
Timothy P. Walbert (5)	46,398	*
David R. Walt, Ph.D. (10)	2,221,345	2.5%

All directors and executive officers as a group (12 persons) (11)	23,586,578	25.9%

*	Indicates beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)	This amount excludes (i) 64,649 shares of common stock held by Chad A. Mirkin, Ph.D., (ii) 33,936 shares of common stock held by the Chad A. Mirkin Living Trust, for which Dr. Mirkin is trustee and holds voting and investment power, (iii) 25,000 shares of common stock held by BSR Enterprises, LLC, for which Dr. Mirkin is a member of the board of managers, and (iv) 112,919 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021. AuraSense, LLC does not have beneficial ownership of the shares held by Dr. Mirkin, the Chad A. Mirkin Living Trust or BSR Enterprises, LLC. Dr. Mirkin is a member of the board of managers of AuraSense, LLC and has voting and dispositive power over the shares held by AuraSense, LLC. The address of AuraSense, LLC is 2737 Blackhawk Rd., Wilmette, IL 60091.
(2)	This information has been obtained from a Schedule 13F filed on February 11, 2021 by Tybourne Capital Management (HK) Limited. This amount, as of December 31, 2020, includes zero shares and 7,340,000 shares over which Tybourne Capital Management (HK) Limited has sole voting power and sole dispositive power, respectively. The address of Tybourne Capital Management (HK) Limited is 30/F, AIA Central, 1 Connaught Road C, Hong Kong, K3.
(3)	This information has been obtained from a Schedule 13F filed on March 1, 2021 by Abingworth LLP. This amount, as of December 31, 2020, includes 6,977,000 shares over which Abingworth Bioventures V, LP has sole voting power and shared dispositive power. Abingworth LLP, as the investment manager of Abingworth Bioventures V, LP, may be deemed to share voting and dispositive power over the shares held by Abingworth Bioventures V, LP. The address of Abingworth Bioventures V, LP is 38 Jermyn Street, London SW1Y 6DN, United Kingdom.
(4)
This information has been obtained in part from a Schedule 13G filed on October 5, 2017 by Gates Frontier, LLC (formerly Gates Ventures, LLC). William H. Gates III has sole voting and dispositive power over the shares of the Company as the sole member of Gates Frontier, LLC. The address of the principal place of business of William H. Gates III is One Microsoft Way, Redmond, Washington 98052. The address of Gates Frontier, LLC is 2365 Carillon Point, Kirkland, Washington 98033.

(5)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021.
(6)	Consists of (i) 23,666 share of common stock held by Dr. Giljohann and (ii) 2,105,385 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021. Dr. Giljohann, a member of the board of managers of AuraSense, LLC, does not have beneficial ownership of the shares held by AuraSense, LLC.
(7)	Consists of (i) 64,649 shares of common stock held by Dr. Mirkin, (ii) 33,936 shares of common stock held by the Chad A. Mirkin Living Trust, for which Dr. Mirkin is trustee and holds voting and investment power, (iii) 25,000 shares of common stock held by BSR Enterprises, LLC, for which Dr. Mirkin is a member of the board of managers, (iv) 112,919 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021, and (v) 11,257,629 shares of common stock held by AuraSense, LLC as described in footnote (1). Dr. Mirkin is a member of the board of managers of AuraSense, LLC and has voting and dispositive power over the shares held by AuraSense, LLC. This amount excludes shares of common stock held by Dr. Mirkin’s brother, who does not live in the same household as Dr. Mirkin. Dr. Mirkin disclaims beneficial ownership of the shares held by his brother. Dr. Mirkin has notified the Board of his intention to resign effective April 30, 2021. The address of Dr. Mirkin is c/o AuraSense, LLC, 2737 Blackhawk Rd., Wilmette, IL 60091.
(8)	Consists of (i) 6,977,000 shares of common stock held by Abingworth Bioventures V, LP as described in footnote (3) and (ii) 45,193 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021. Bali Muralidhar, M.D., Ph.D., a member of our Board, is a partner of Abingworth LLP and may be deemed to share voting and dispositive power over the shares held by Abingworth Bioventures V, LP. Dr. Muralidhar disclaims beneficial ownership of the shares held by Abingworth Bioventures V, LP.
(9)	Includes 5,555 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021.
(10)	Dr. Walt has notified the Board of his intention to resign from the Board when his term expires at this Annual Meeting. Includes 162,568 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021. This amount excludes shares of common stock held by Dr. Walt’s children, who do not live in the same household as Dr. Walt. Dr. Walt disclaims beneficial ownership of the shares held by his children.
(11)	Consists of (i) 20,640,657 shares of common stock held by members of our Board of Directors and current executive officers, including 11,257,629 shares of common stock held by AuraSense, LLC, for which Dr. Mirkin has voting and dispositive power, and 6,977,000 shares of common stock held by Abingworth Bioventures V, LP, for which Dr. Muralidhar be may deemed to share voting and dispositive power, and (ii) 2,945,921 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2021 held by all current executive officers and directors as a group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our Board of Directors adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our Audit Committee charter, our Audit Committee is responsible for reviewing and approving in advance the related party transactions covered by our related transaction policies and procedures.
A related party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee of our Board of Directors or the chairperson of the Audit Committee in accordance with the standards set forth in the policy after full disclosure of the related party’s interests in the transaction. As appropriate for the circumstances, the Audit Committee or the chairperson of the Audit Committee, as applicable, shall review and consider:
•the related party’s interest in the transaction;
•the approximate dollar value of the amount involved in the related party transaction;
•the approximate dollar value of the amount of the related party’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in our ordinary course of business;
•whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;
•required public disclosure, if any; and
•any other information regarding the related party transaction in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Related Party Transactions
The following is a description of related party transactions we have entered into since January 1, 2019 with our directors, members of our senior management and holders of more than 5% of our outstanding voting securities and their affiliates, whom we refer to as our related persons, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years and that are material to us, other than the compensation arrangements we describe in the sections titled "Director Compensation" and "Executive Compensation" in this Proxy Statement.
Participation in December 2019 Offering
On December 23, 2019, we completed a registered public offering pursuant to which we issued and sold 10,000,000 shares of our common stock at a public offering price of $2.75 per share. The following table sets forth the number of shares of common stock purchased in our registered public offering by directors, including related parties thereto, and holders of more than 5% of our common stock:

Name	Shares of Common Stock Purchased	Total Purchase Price
Tybourne Capital Management (HK) Ltd.(1)	1,090,000	$2,997,500
AWM Investment Company, Inc.(2)	925,000	$2,543,750
Abingworth Bioventures VII LP (3)	727,000	$1,999,250

(1)	Tybourne Capital Management (HK) Limited holds more than 5% of our capital stock.
(2)	AWM Investment Company, Inc. held more than 5% of our capital stock as of March 31, 2020.
(3)	Dr. Muralidhar, a member of our Board, is an affiliate of Abingworth LLP, which is the investment manager of Abingworth Bioventures V, LP.
Participation in August 2019 Offering
On August 2, 2019, we completed a registered public offering pursuant to which we issued and sold 31,625,000 shares of our common stock at a public offering at a price of $2.00 per share. The following table sets forth the number of shares of common stock purchased in our registered public offering by directors, including related parties thereto, and holders of more than 5% of our common stock:

Name	Shares of Common Stock Purchased	Total Purchase Price
Tybourne Capital Management (HK) Ltd.(1)	6,250,000	$12,500,000
Abingworth Bioventures VII LP (2)	6,250,000	$12,500,000
EcoR1 Capital, LLC (3)	4,000,000	$8,000,000
AWM Investment Company, Inc.(4)	3,450,000	$6,900,000
David R. Walt, Ph.D.(5)	1,000,000	$2,000,000
Jay R. Venkatesan, M.D.(6)	250,000	$500,000
BSR Enterprises, LLC (7)	25,000	$50,000

(1)	Tybourne Capital Management (HK) Limited holds more than 5% of our capital stock.
(2)	Dr. Muralidhar, a member of our Board, is an affiliate of Abingworth LLP, which is the investment manager of Abingworth Bioventures V, LP.
(3)	As of September 25, 2019, EcoR1 Capital, LLC and certain affiliated entities held more than 5% of our capital stock. On February 14, 2020, EcoR1 Capital, LLC and such affiliated entities reported that as of December 31, 2019, EcoR1 Capital, LLC and such affiliated entities no longer held more than 5% of our capital stock.
(4)	AWM Investment Company, Inc. held more than 5% of our capital stock as of March 31, 2020.
(5)	David R. Walt, Ph.D. is a member of our Board and is not standing for re-election when his term expires at the Annual Meeting.
(6)	Jay R. Venkatesan, M.D. resigned from our Board effective December 29, 2020.
(7)	Chad A. Mirkin, Ph.D., is an affiliate of BSR Enterprises, LLC. Dr. Mirkin has notified the Board of his intention to resign effective April 30, 2021.
Indemnification of Directors and Officers
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of Exicure, arising out of the person’s services as a director or executive officer.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Meetings of the Board of Directors
The Board of Directors met four times during the year ended December 31, 2020. Each member of the Board of Directors attended 75% or more of the aggregate number of meetings of our Board of Directors and of the committees on which he or she served during the period of the last fiscal year for which he or she was a director or committee member. We encourage our board members to attend the Annual Meeting.
Corporate Governance Guidelines
The Board of Directors has documented our governance practices in our corporate governance guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth certain practices the Board will follow with respect to board composition, board committees, board nomination, director qualifications and evaluation of the board and committees. The corporate governance guidelines and the charter for each committee of the Board of Directors may be viewed at www.exicuretx.com.
Board Leadership Structure
The positions of Chief Executive Officer and Chairman of the Board of Directors are currently held by David A. Giljohann, Ph.D. and Timothy P. Walbert, respectively. The Board of Directors believes at this time that having a separate chairman provides a more effective channel for the Board of Directors to express its views on management, by enhancing the Board’s oversight of, and independence from, management, and allows the chief executive officer to focus more on the strategy and operations of the Company.
Risk Oversight
The Board of Directors monitors and assesses key business risks directly through deliberations of the Board of Directors and also by way of delegation of certain risk oversight functions to be performed by committees of the Board of Directors. The Board of Directors regularly reviews and assesses, among other matters, the following important areas that present both opportunities and risk to the Company’s business:
•review and approval of the Company’s annual operating and capital spending plan and review of management’s updates as to the progress against the plan and any related risks and uncertainties;
•periodic consideration of the balance of risk and opportunities presented by the Company’s medium to long-term strategic plan and the potential implications of success and failure in one or more of the Company’s key drug development programs;
•regular consideration of the risks and uncertainties presented by alternative clinical development strategies;
•regular review of the progress and results of the Company’s clinical development programs and early research efforts, including, without limitation, the strengths, weaknesses, opportunities and threats for these programs;
•periodic review and oversight of any material outstanding litigation or threatened litigation;
•review and approval of material collaboration partnerships for the further development and commercial exploitation of the Company’s proprietary drug development programs and technologies;
•regular review and approval of the annual corporate goals and an assessment of the Company’s level of achievement against these established goals;
•regular review of the Company’s financial position relative to the risk and opportunities for the Company’s business;
•periodic review of the Company’s intellectual property estate;
•review and assessment of succession planning and performance concerns for the Section 16 officers; and

•periodic review of the Company’s compensation programs.
The discussion above of risk oversight matters reviewed by the Board of Directors is intended to be illustrative only and not a complete list of all important matters reviewed and considered by the Board of Directors in providing oversight and direction for the Company’s senior management and business.
The risk oversight function of the Board of Directors is also administered through various Board committees. The Audit Committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. The Audit Committee also periodically reviews the Company’s investment policy for its cash reserves and fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline.
The Compensation Committee is responsible for the design and oversight of the Company’s compensation programs. The Compensation Committee also regularly reviews and reports to the Board of Directors on succession planning for the executive officers and vice president level employees that report directly to the Chief Executive Officer.
The Nominating and Corporate Governance Committee periodically reviews the Company’s corporate governance practices, including certain risks that those practices are intended to address. The Nominating and Corporate Governance Committee periodically reviews the composition of the Board of Directors to help ensure that a diversity of skills and experiences is represented by the members of the Board of Directors taking into account the stage of growth of the Company and its strategic direction.
In carrying out their risk oversight functions, the Board of Directors and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the Company. The Board of Directors is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of the Company’s evolution as a drug development company and the fast-paced changes in the biopharmaceutical industry. Regarding ongoing COVID-19 pandemic, our management has been meeting frequently and will continue to address concerns of our employees and business, as well as updating and communicating with the Board regularly. The full Board has oversight and has been and will continue to be engaged concerning the monitoring and identification of risks to the Company, and actions we are taking to mitigate risks related to this pandemic.
Independence of the Board of Directors
We evaluate independence by the standards for director independence set forth in the listing rules of The Nasdaq Stock Market and the rules and regulations of the SEC. Under such rules, our Board of Directors has determined that all members of the Board of Directors, except David A. Giljohann, Ph.D. and Chad A. Mirkin, Ph.D., are independent directors. Dr. Giljohann is not an independent director under these rules because of his role as our Chief Executive Officer. Dr. Mirkin is not an independent director under these rules because of his role as a manager and unitholder of AuraSense, LLC, which is our largest stockholder. In addition, Dr. Mirkin currently has a consulting agreement with us. Dr. Mirkin has notified the Board of his intention to resign effective April 30, 2021. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

Information Regarding the Committees of the Board of Directors
The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information as of December 31, 2020 for each of the committees.

Name	Audit	Compensation	Nominating and Corporate Governance
Jeffrey L. Cleland, Ph.D.		X
David A. Giljohann, Ph.D.
Bosun Hau	X
Chad A. Mirkin, Ph.D.(1)
Bali Muralidhar, M.D., Ph.D.		X	X
Timothy P. Walbert	X		X
David R. Walt, Ph.D. (2)		X(3)
Total meetings in 2020	4	6	3

(1)	Dr. Mirkin has notified the Board of his intention to resign effective April 30, 2021.
(2)	Dr. Walt is a member of our Board and is not standing for re-election when his term expires at the Annual Meeting.
(3)	Committee chairperson.
Below is a description of each committee of the Board of Directors.
Audit Committee
Our Audit Committee is currently comprised of Elizabeth Garofalo M.D., Andrew Sassine, James Sulat, and Timothy P. Walbert. James Sulat serves as the chairperson of the Audit Committee. Our Board of Directors has determined that all members are “independent” for Audit Committee purposes as that term is defined in the applicable rules of the SEC and The Nasdaq Stock Market (“Nasdaq”) rules. Our Board has designated James Sulat as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The responsibilities and duties of the Audit Committee include, among other things:
•appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing and approving annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;
•establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;
•periodically reviewing legal compliance matters, including any securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our Company and reviewing and, if appropriate, approving all transactions between our Company and any related party (as described in Item 404 of Regulation S-K promulgated under the Exchange Act);

•establishing policies for the hiring of employees and former employees of the independent registered public accounting firm; and
•preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.
The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
The Audit Committee operates under a written charter adopted by the Board, which is available on our website at http://investors.exicuretx.com.
Compensation Committee
Our Compensation Committee is currently comprised of Jeffrey L. Cleland, Ph.D., Bosun Hau, Bali Muralidhar, M.D. and David R. Walt, Ph.D. Dr. Walt intends to resign from the Compensation Committee when his term expires at the Annual Meeting. Bosun Hau serves as the chairperson of the Compensation Committee. Our Board has determined that each member of the Compensation Committee is an independent director for Compensation Committee purposes as that term is defined in the applicable rules of the Nasdaq, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act.
The Compensation Committee of the Board reviews the type and level of compensation for directors, officers, employees and compensation consultants of the Company, recommends compensation actions to the Board and administers the various compensation programs to be adopted by the Company. The Compensation Committee’s responsibilities include, among other things:
•reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•evaluating the performance of our chief executive officer in light of such corporate goals and objectives and approving the compensation of our chief executive officer;
•reviewing and approving the compensation of our other executive officers;
•reviewing our compensation program and welfare and retirement plans; and
•reviewing and making recommendations to the Board with respect to director compensation.
The Compensation Committee has the power to investigate any matter brought to its attention within the scope of its duties and has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The Compensation Committee has the sole authority to retain or replace, at the Company’s expense, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the committee believes to be necessary or appropriate. The Compensation Committee retained an independent compensation consultant to conduct an independent review of the Company’s executive compensation program on behalf of the Compensation Committee for 2020. The Compensation Committee reviewed the independence of the compensation consultant under applicable Nasdaq and SEC rules and concluded that the work of the compensation consultant has not raised any conflict of interest.
The Compensation Committee operates under a written charter adopted by the Board, which is available on our website at http://investors.exicuretx.com.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is currently comprised of Bosun Hau, Bali Muralidhar, M.D., Ph.D., and Timothy P. Walbert. Bali Muralidhar, M.D., Ph.D. serves as the chairperson of the Nominating and Corporate Governance Committee. Our Board of Directors has determined that each of the committee members is an independent director, for Nominating and Corporate Governance Committee purposes as that term is defined in the applicable rules of Nasdaq. The Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•developing and recommending to the Board of Directors criteria for membership on the Board of Directors and committees;

•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each committee of the Board of Directors;
•annually reviewing our corporate governance guidelines; and
•monitoring and evaluating the performance of the Board of Directors and leading the Board in an annual self-assessment of its practices and effectiveness.
The Nominating and Corporate Governance Committee has the power to investigate any matter brought to its attention within the scope of its duties and has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of our Board to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The committee also periodically reviews the overall effectiveness of our Board, including board attendance, level of participation, quality of performance, self-assessment reviews and any relationships or transactions that might impair director independence. In the case of new director candidates, the committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee may also use its network of contacts to compile a list of potential candidates and engage, if it deems appropriate, a professional search firm. From time to time, the Company engages an executive search firm to assist the committee in identifying individuals qualified to be Board members. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information, relevant qualifications and other information required by our bylaws to our Secretary at our principal executive offices before the deadline set forth in our bylaws. All written submissions received from our stockholders will be reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. The Nominating and Corporate Governance Committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our Board.
The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which is available on our website at http://investors.exicuretx.com.
Stockholder Communications with the Board of Directors
The Board of Directors will consider any written or electronic communication from our stockholders to the Board, a committee of the Board or any individual director. Any stockholder who wishes to communicate to the Board of Directors, a committee of the Board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications received from stockholders shall be forwarded by our Secretary to the Board of Directors, a committee of the Board or an individual director, as appropriate, on a periodic basis, but in any event no later than the Board of Director’s next scheduled meeting. The Board of Directors, a committee of the Board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.exicuretx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Insider Trading, Anti-Hedging and Anti-Pledging Policy
At this time, we have not adopted any practices or policies regarding the ability of our employees, including our officers and directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

DIRECTOR COMPENSATION
In February 2021, following market research and advice from its compensation consultant, our Board of Directors amended our non-executive director compensation policy. Under our non-employee director compensation policy, as amended, each of our non-employee directors is eligible to receive cash and equity compensation for service on our Board of Directors and committees of our Board of Directors.
Cash Compensation
Each non-employee director is eligible to receive an annual cash retainer of $40,000 for serving on the Board of Directors, and the chairperson of our Board of Directors is eligible to receive an additional annual cash retainer of $30,000. The program also provides that we compensate the members of the Board of Directors for service on our committees as follows:
•The chairperson of our Audit Committee will receive an annual cash retainer of $15,000, and each of the other members of the Audit Committee will receive an annual cash retainer of $7,500;
•The chairperson of our Compensation Committee will receive an annual cash retainer of $12,000, and each of the other members of the Compensation Committee will receive an annual cash retainer of $5,000; and
•The chairperson of our Nominating and Corporate Governance Committee will receive an annual cash retainer of $8,000, and each of the other members of the Nominating and Corporate Governance Committee will receive an annual cash retainer of $5,000.
Equity Compensation
In addition to cash compensation, each non-employee director is eligible to receive nonqualified stock options and/or restricted stock unit awards under our equity incentive plans. Any stock options granted under this policy are nonstatutory stock options, with a term of ten years from the date of grant, subject to earlier termination in connection with a termination of service. Each option granted under our director compensation program has an exercise price equal to the closing price of our common stock on the grant date.
Vesting schedules for equity awards are subject to the non-employee director’s continuous service on each applicable vesting date. Notwithstanding any vesting schedule, in the event of a change in control (as defined in our 2017 Equity Incentive Plan) full accelerated vesting of the stock option will occur upon involuntary termination of the non-employee director (i) other than for cause or (ii) for good reason (as such terms are defined in the option award), in either case within the 12-month period following the change in control.
Initial Award
Each non-employee director who is newly elected or appointed to our Board will be granted an initial, one-time equity award of options to purchase 100,000 shares of our common stock upon his or her appointment to the Board of Directors, with an exercise price equal to the closing price of our common stock on the date of grant. The initial award will vest 1/36th monthly over three years, subject to the director’s continued service through the applicable vesting date.
Annual Award
On the business day following the date of each of our Annual Meeting of Stockholders, each continuing non-employee director will automatically be granted an option to purchase 50,000 shares of our common stock, with an exercise price equal to the closing price of our common stock on the date of grant.
The annual awards will vest 1/12th monthly until fully vested at the end of twelve months, subject to the director’s continued service through the applicable vesting date.

Director Compensation Table
The following table presents information regarding the compensation earned for service by our non-employee directors during the year ended December 31, 2020. Dr. Giljohann serves as a director in addition to being our Chief Executive Officer and Interim Chief Financial Officer without receiving any additional compensation for his service as a director and accordingly, he is not included in the table.

Name	Fees Earned or Paid In Cash ($)	Option Awards (1)(2) ($)	All Other Compensation ($)	Total ($)
Jeffrey L. Cleland, Ph.D.	40,000	40,800	—	80,800
Bosun Hau	42,500	40,800	—	83,300
Helen S. Kim (3)	43,750	40,800	—	84,550
Chad A. Mirkin, Ph.D.(4)	42,995	40,800	100,000(5)	183,795
Bali Muralidhar, M.D., Ph.D.	44,672	40,800	—	85,472
Jay R. Venkatesan, M.D.(6)	50,000	40,800	—	90,800
Timothy P. Walbert	69,505	40,800	—	110,305
David R. Walt, Ph.D.(7)	45,000	40,800	—	85,800

(1)	The amounts reported in this column reflect the grant date fair value of the option awards granted to the director during the year presented and do not reflect the actual amounts earned. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. These values have been determined in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718 (“FASB ASC 718”). See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 11, 2021 for a discussion of the relevant assumptions used in calculating these amounts.
(2)	As of December 31, 2020, each individual who served as a non-employee director during 2020 had outstanding options to purchase the following number of shares: Jeffrey L. Cleland, Ph.D., 65,079; Bosun Hau, 65,079; Helen S. Kim, 151,721; Chad A. Mirkin, Ph.D., 114,727; Bali Muralidhar, M.D., Ph.D. 65,079; Jay R. Venkatesan, M.D., 79,056; Timothy P. Walbert, 65,079; and David R. Walt, Ph.D., 164,376.
(3)	Ms. Kim resigned from the Board of Directors and the Nominating and Corporate Governance Committee, effective November 10, 2020.
(4)	Dr. Mirkin has notified the Board of his intention to resign effective April 30, 2021.
(5)	Represents consulting fees received by Dr. Mirkin for providing consulting services to us during 2020. See “Consulting Arrangement” below for further information.
(6)	Dr. Venkatesan resigned from the Board of Directors and the Audit Committee, effective December 29, 2020.
(7)	Dr. Walt notified the Board of Directors of his intention not to stand for re-election when his term expires at the Annual Meeting.
Consulting Arrangement with Dr. Mirkin
On October 1, 2011, we entered into a consulting agreement with Dr. Mirkin, pursuant to which Dr. Mirkin provides services to us and earns consulting fees of $100,000 per year, subject to adjustments. Services provided by Dr. Mirkin under this consulting agreement consist of, but are not limited to, providing scientific advice and counseling with regards to technological developments and initiatives related to SNA nano-structures. This consulting agreement is scheduled to expire on October 1, 2021.

EXECUTIVE OFFICERS
The following sets forth information about our executive officers as of March 31, 2021.

Name	Position	Age
David A. Giljohann, Ph.D.	Chief Executive Officer, Interim Principal Financial Officer and Director	40
Douglas Feltner, M.D.	Chief Medical Officer	61
Matthias G. Schroff, Ph.D.	Chief Operating Officer	53
Biographical information for Dr. Giljohann is presented above under the caption “Nominees for Election as a Class I Director for a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders.”
Douglas Feltner has served as our Chief Medical Officer since May 2020. Prior to joining us, from May 2017 to May 2020, Dr. Feltner served as the vice president of clinical development at AveXis, Inc., a publicly traded biotech company developing gene therapies for neurologic disorders that was acquired by Novartis in May 2018. From March 2013 to March 2016, Dr. Feltner served as Vice President of Neuroscience Development for AbbVie, Inc. Before working at AbbVie, Inc., Dr. Feltner served as Global Head of Translational Medicine for Pfizer, Inc. He received his M.D., with distinction in research, from the University of Michigan Medical School.
Matthias G. Schroff has served as our Chief Operating Officer since April 2018. Dr. Schroff brings more than 15 years of senior leadership experience within global biopharmaceutical companies where he gained deep scientific and clinical experience in immuno-oncology, TLR9 biology and broad clinical program management. Prior to joining us, from September 2016 until December 31, 2017, Dr. Schroff served as the chief executive officer for VAXIMM AG, a Swiss/German biotech company. From January 2008 until December 31, 2015, Dr. Schroff was the chief executive officer of Mologen AG, a publicly traded German biopharmaceutical company. Dr. Schroff is the co-inventor on numerous patents in the field of immuno-oncology, RNAi and gene expression, including a TLR9 agonist in clinical development. He received his Ph.D. in molecular biology from Freie Universität Berlin and a degree in biochemistry from Leibniz Universität Hannover.

EXECUTIVE COMPENSATION
Compensation Overview
This section provides a discussion of the compensation paid or awarded to our Chief Executive Officer and our two most highly compensated executive officers as of December 31, 2020 (other than our Chief Executive Officer). We refer to these individuals as our “named executive officers.” Our named executive officers for 2020 who appear in the Summary Compensation Table are:
•David A. Giljohann, our Chief Executive Officer and Interim Chief Financial Officer;
•Matthias G. Schroff, our Chief Operating Officer;
•Douglas E. Feltner, our Chief Medical Officer.
Role of Compensation Consultant
Our Compensation Committee reviews our executive compensation program on an annual basis or more frequently as it deems appropriate. During 2020, we retained Compensia, an independent compensation consultant, to assist in evaluating our executive compensation program, including an assessment of the competitive market for similar positions at comparable companies.
Elements of Compensation
Our executive compensation program is based on a pay-for-performance philosophy. We designed our executive compensation program to align executive compensation with our business objectives and the interests of our stockholders and to attract, retain and reward executives who contribute to our success.
To date, compensation for our named executive officers was comprised primarily of the following three components.
Base Salary
Base salaries are determined on a case-by-case basis for each executive. The base salary levels are designed to reflect each executive officer’s experience, expertise and performance, as well as market compensation levels for similar positions. In addition, in evaluating 2020 and 2021 base salary levels, the Compensation Committee of our Board of Directors considered an assessment of the competitive market performed by its independent compensation consultant.
The following table sets forth the annual base salaries for each of our named executive officers for 2020 and 2021.

Name	2020 BASE SALARY ($)	2021 BASE SALARY ($)
David A. Giljohann, Ph.D. Chief Executive Officer and Interim Chief Financial Officer	537,000	550,000
Matthias G. Schroff, Ph.D. Chief Operating Officer	375,000	425,000
Douglas E. Feltner, M.D. Chief Medical Officer	365,000	400,000
Annual Cash Incentive Bonuses
Annual cash incentive bonuses provide incentive award opportunities for the achievement of performance goals established by our Compensation Committee. The payment of awards under our 2020 annual cash incentive bonus program is subject to the attainment of specific performance goals relating to research and development and financing. Each executive officer’s target bonus amount is expressed as a percentage of the executive officer’s base salary and is intended to be commensurate with the executive officer’s position and responsibilities.
The following table sets forth the target bonus opportunities for each of our named executive officers for 2020 and 2021.

Name	2020 BONUS TARGET (%)	2021 BONUS TARGET (%)
David A. Giljohann, Ph.D. Chief Executive Officer and Interim Chief Financial Officer	55	55
Matthias G. Schroff, Ph.D. Chief Operating Officer	40	40
Douglas Feltner, M.D. Chief Medical Officer	30	40
In February 2021, the Compensation Committee determined that, based on the Company’s attainment of its performance goals at an overall level of 90%, as well as the attainment of personal goals for each of our named executive officers, the actual 2020 bonus payouts, as a percentage of annual base salary, were as follows: 50% of annual base salary for Dr. Giljohann; 37% of annual base salary for Dr. Schroff; and 28% of annual base salary for Dr. Feltner (pro-rated for Dr. Feltner’s employment start date in 2020). These annual incentive bonuses are reflected in the column of the Summary Compensation Table below titled “Non-Equity Incentive Plan Compensation.”
Stock Option Awards
We believe equity awards in the form of options to purchase shares of our common stock provides an incentive for our executives to focus on driving growth in our stock price and long-term value creation and helps us attract and retain key talent. In addition, we believe that the granting of stock options further aligns the interests of our executive officers with those of our stockholders as the options only have value if our stock price increases after the date of grant.
In March 2020, our Board granted to Dr. Giljohann options to purchase 871,504 shares of our common stock at an exercise price $1.19 per share as set forth in the Outstanding Equity Awards at Fiscal Year-End table below. This grant is scheduled to vest in 48 equal monthly installments based on Dr. Giljohann’s continued service with us during the vesting period. In June 2020, our Board granted Dr. Feltner options to purchase 400,000 shares of our common stock at an exercise price of $2.72 per share as set forth in the Outstanding Equity Awards at Fiscal Year-End table below. Dr. Feltner’s option grant vests as follows: 25% on May 18, 2021, and the remaining 75% vests in 36 substantially equal monthly installments thereafter, subject to Dr. Feltner’s continued service with us during the vesting period.
Retirement Benefits and Other Compensation
Our named executive officers are also eligible to participate in our 401(k) plan, 2017 Employee Stock Purchase Plan and health and welfare benefit plans that are generally available to our other salaried employees.

Summary Compensation Table
The following table provides a summary of compensation paid or accrued for the years ended December 31, 2020 and 2019 to our named executive officers.

Name and principal position	Year	Salary ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
David A. Giljohann, Ph.D. Chief Executive Officer and Interim Chief Financial Officer	2020	560,752	725,440	265,815	9,750	1,561,757
	2019	538,462	—	237,500	9,500	785,462
Douglas E. Feltner, M.D. Chief Medical Officer (5)	2020	239,882	770,480	63,480	—	1,073,842

Matthias G. Schroff, Ph.D. Chief Operating Officer	2020	375,000	—	138,000	12,250	525,250
	2019	375,000	—	89,063	12,250	476,313

(1)	Amounts reported in this column include the payouts for accrued but unused vacation: Dr. Giljohann: $23,752 (2020) and $38,462 (2019); Dr. Feltner: $11,757 (2020).
(2)	The amounts reported in this column reflect the grant date fair value of the option awards granted to the named executive officers during the years presented and do not reflect the actual amounts earned. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. These values have been determined in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 11, 2021 for a discussion of the relevant assumptions used in calculating these amounts.
(3)	Pursuant to the terms of the named executive officer’s employment agreement or offer letter, each named executive officer is eligible to receive an annual bonus award under our annual cash incentive bonus program, subject to the achievement of annual performance milestones as determined by the Compensation Committee in its sole discretion. The amounts reported for 2020 represent the earned amounts in connection with the achievement of 2020 annual performance milestones (paid in 2021). The amounts reported for 2019 represent the earned amounts in connection with the achievement of 2019 annual performance milestones (paid in 2020).
(4)	The amounts reported in this column represent a match of contributions to our 401(k) savings plan.
(5)	Dr. Feltner was appointed as our Chief Medical Officer in May 2020.
Employment Agreements
We have employment agreements with each of our executive officers. The employment agreement describes the basic terms of the executive’s employment, including the executive’s start date, initial annual base salary, initial annual bonus target and any initial equity awards.
In addition, in the case of each named executive officer, his employment agreement, as applicable, also provides that if his employment is terminated by us without “cause” or by him for “good reason” (as such terms are defined in the applicable employment agreement), he will be entitled to receive (a) cash severance equal to twelve (12) months of base salary in the case of Dr. Giljohann and six (6) months of base salary in the case of Dr. Schroff and Dr. Feltner, payable in the form of salary continuation payments during the applicable severance period, and (b) his annual cash bonus for the year in which his employment is terminated, based on the actual achievement of the performance targets, pro-rated for the portion of the year that he was employed by us, payable at the same time bonuses are paid to senior management. In addition, if the named executive officer timely elects to receive continued coverage under our group health care plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then he will be entitled to receive payment of the employer portion of his COBRA premiums until the earlier of (a) twelve (12) months from his termination date or (b) the date he obtains or becomes eligible for health care coverage from a new employer or otherwise. In the event that such termination occurs within twelve (12) months following a “change in control” (as such term is defined in the applicable employment agreement), then, severance period shall be increased from a twelve (12) month period to an eighteen (18) month period from the date of termination in the case of Dr. Giljohann and from a six (6) month period to a fifteen (15) month period from the date of termination in the case Dr. Schroff and Dr. Feltner. In addition to the severance entitlements described above, each named executive officer will be entitled to receive an amount equal to his full target bonus for the year in which his employment is terminated, payable at the same time as annual cash bonuses are paid to senior management.

These severance payments and benefits are subject to the named executive officer executing a release of claims in favor of us. Further, the employment agreements with each of the named executive officers provide that, immediately prior to a change in control, any of their outstanding equity awards subject to time-based vesting will vest in full.
Defined Contribution Plan
We sponsor a defined contribution plan intended to qualify under Section 401 of the Internal Revenue Code (the “Code”) as a 401(k) plan. Employees who are at least 21 years of age are generally eligible to participate and may enter the plan on the first day of any month. Participants may make pre-tax contributions or Roth 401(k) contributions up to the maximum limit established by the Code. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees below age 50. Participant contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Participants are immediately and fully vested in their contributions. We provide matching contributions under the plan of up to 100% of the first 50% of the participant’s elective contributions.
Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding the outstanding and unexercised stock options held by each of the named executive officers as of December 31, 2020. None of the named executive officers held any outstanding restricted stock or other equity awards as of that date.

Name	Grant Date	Vesting Commencement Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)(1)	Option expiration date
David A. Giljohann, Ph.D.	11/20/2012(2)	11/20/2012	24,824	-	0.65	11/20/2022
	12/31/2012(2)	12/31/2012	24,824	-	0.65	12/31/2022
	1/29/2014(2)	1/29/2014	248,372	-	0.65	1/29/2024
	4/28/2015(3)	2/20/2015	347,543	-	1.03	4/28/2025
	11/24/2015(3)	11/24/2015	709,145	-	1.98	11/24/2025
	1/4/2017(3)	12/15/2016	496,489	-	4.21	1/4/2027
	3/13/2020(3)	3/13/2020	163,407	708,097	1.19	3/12/2030
Douglas E. Feltner, M.D.	6/3/2020(2)	5/18/2020	-	400,000	2.72	6/2/2030
Matthias G. Schroff, Ph.D.	5/1/2018(2)	4/1/2018	230,000	115,000	3.00	5/1/2028

(1)	In connection with the October 2014 repricing of our outstanding option awards, the option exercise price for all outstanding options that were granted prior to October 2014 was adjusted to $0.65 per share.
(2)	25% of the shares subject to these options vest on the one-year anniversary of the vesting commencement date, and 1/48th of the shares subject to these options vest each month thereafter on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of such month), subject to the executive continuing to be employed by us through the applicable vesting date.
(3)	These options vest in 48 equal monthly installments, commencing on the vesting commencement date and subject to the executive continuing to be employed by us through the applicable vesting date.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2020, which as of that date consisted of our 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	7,013,117	$2.24	3,249,963	(1) (2)
Equity compensation plans not approved by stockholders	-	-	-
Total	7,013,117	$2.24	3,249,963

(1)	Represents 2,309,030 and 940,933 shares of common stock available for issuance under the 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan, respectively, as of December 31, 2020.
(2)	The number of shares of common stock reserved for issuance under the 2017 Equity Incentive Plan automatically increases on January 1 of each year, beginning on January 1, 2020, by the lesser of (i) 4,600,000 shares, (ii) 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or (iii) a lesser number of shares determined by the Compensation Committee. Effective January 1, 2021, pursuant to the terms of the 2017 Equity Incentive Plan, the number of awards that are reserved and may be awarded under the 2017 Equity Incentive Plan was automatically increased by 4,382,567 awards. The number of shares of common stock reserved for issuance under the 2017 Employee Stock Purchase Plan automatically increases on January 1 of each year, beginning on January 1, 2018, by the lesser of (i) 300,000 shares of common stock, (ii) 0.3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or (iii) such lesser number of shares determined by our Board. Effective January 1, 2021, pursuant to the terms of the 2017 Employee Stock Purchase Plan, the number of shares that are reserved and may be issued under the 2017 Employee Stock Purchase Plan was automatically increased by 262,954 shares.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission (the “SEC”) and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with KPMG LLP, its independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.  The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the firm’s independence.  Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Audit Committee
James Sulat (Chairman)
Elizabeth Garofalo M.D.
Andrew Sassine
Timothy P. Walbert

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials (the “Notice”) or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or the Company. Direct your written request to our Corporate Secretary, c/o Exicure, Inc., at 2430 N. Halsted Street, Chicago, Illinois 60614. Stockholders who currently receive multiple copies of the Notices at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer, Interim Principal Financial Officer, Corporate Secretary and Director

April 22, 2021
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 11, 2021, is available without charge upon request to: Corporate Secretary, c/o Exicure, Inc., at 2430 N. Halsted Street, Chicago, Illinois 60614, or by phone, at (847) 673-1700.

EXICURE, INC.
2430 N. HALSTED STREET
CHICAGO, IL 60614

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 30, 2021. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/XCUR2021**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 30, 2021. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D50995-P56287

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXICURE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David A. Giljohann, Ph.D.
02) Elizabeth Garofalo, M.D.
03) Andrew Sassine

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Due to public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be held in virtual format only.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Our Annual Meeting will be broadcast live on the Internet. To listen to the broadcast, log on to:
www.virtualshareholdermeeting.com/XCUR2021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

D50996-P56287

EXICURE, INC.
Virtual Annual Meeting of Stockholders
June 1, 2021 1:00 PM CT
This proxy is solicited by the Board of Directors

The undersigned appoints David A. Giljohann, Ph.D. and Timothy P. Walbert or either of them, as proxies, each with the power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of common stock of EXICURE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of EXICURE, INC. to be held virtually via live audio-only webcast at 1:00 PM, Central Time, on June 1, 2021 at **www.virtualshareholdermeeting.com/XCUR2021,** and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side